EXHIBIT 4.5


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.



9,647,258 SHARES OF COMMON STOCK                                   WARRANT NO. 2


                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                        SAVVIS COMMUNICATIONS CORPORATION


         1. GRANT OF WARRANT. THIS IS TO CERTIFY THAT General Electric Capital Corporation, a Delaware corporation ("GECC"), or its registered assigns (together with GECC, the "Holder"), is entitled to exercise this Warrant to purchase from SAVVIS Communications Corporation, a Delaware corporation (the "Company"), up to an aggregate of 9,647,258 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), subject to adjustment determined in accordance with ARTICLE V of the Agreement (as defined below), all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Warrant Agreement dated March 7, 2002 (the "Agreement"), by and between the Company and the Holder, and the Company and the Holder intend to be legally bound hereby and thereby. Any capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement. The Company acknowledges that GECC's agreement to enter into the GECC Amended Master Lease Agreement with the Company is fair and full consideration for the rights granted to the Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of the Holder contained herein and in the Agreement, the value of this Warrant is contingent, speculative and uncertain.

         2. EXERCISE PRICE. The purchase price payable for each of the shares of Common Stock sold upon exercise of this Warrant shall be $0.75 per share (the "Exercise Price"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in ARTICLE V of the Agreement.

         3. EXERCISE. This Warrant may be exercised in whole or in part at any time or from time to time after the Closing Date of the Agreement and on or before the fifth anniversary of the Closing Date of the Agreement (the "Expiration Date"), unless otherwise extended pursuant to the terms of the Agreement.

         In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 12851 World Gate Drive, Herndon, Virginia 20170, or at such other office as shall be designated by the Company pursuant to the Agreement:

                  (a) written notice of the Holder's election to exercise this Warrant, which notice shall be substantially in the form of the attached "Subscription Form" and shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

                  (b) either (i) a wire transfer of immediately available funds to the Company or (ii) notice that the Exercise Price is satisfied by reduction of the number of shares to be received by the Holder upon exercise of this Warrant as provided in Section 4 below, with the amount of such reduction specified in such notice; in each case such wire transfer or reduction in the number of shares shall be in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise; and

                  (c) this Warrant, properly endorsed.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute (or cause to be executed) and deliver to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder, or such other name as shall be designated in said notice.

         This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of that said notice, together with said payment and this Warrant, is received by the Company as aforesaid (the "Exercise Date"). Except as otherwise provided in the Agreement, the Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that the Holder shall, for all purposes, be deemed to have become the Holder of record of such shares on the Exercise Date. If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company shall issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

         4. "CASHLESS" EXERCISE. At the option of the Holder, the Holder may exercise this Warrant without a cash payment of the Exercise Price, by designating that the number of the shares of Common Stock issuable to the Holder upon such exercise shall be reduced by the number of shares having a Volume-Weighted Market Value (as defined in the Agreement) as of the Exercise Date equal to the amount of the total Exercise Price for such exercise. In such instance, no cash or other consideration will be paid by the Holder in connection with such exercise other than the surrender of the Warrant itself, and no commission or other remuneration will be paid or given by the Holder or the Company in connection with such exercise. If such exercise results in only a partial exercise of this Warrant, then the Company shall deliver to the Holder a new Warrant evidencing the remaining rights under the Warrant, as provided in
Section 3 above.

         5. TAXES. The issuance of any Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate, unless such tax is imposed by law upon the Holder (including, without limitation, federal, state or local income taxes), in which case such taxes shall be paid by the Holder. The obligations of the parties under this Section shall survive any redemption, repurchase or acquisition of this Warrant or the Common Stock issued upon exercise of this Warrant by the Company, and any cancellation or termination of this Warrant.

         6. TRANSFER. Except as otherwise provided under the Agreement, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by its duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

         7. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant and, in lieu thereof, any fractional shares shall be rounded down to the nearest whole share.

         8. REGISTRATION RIGHTS. The Common Stock into which this Warrant is exercisable is subject to registration rights as provided in the Investor Rights Agreement (as defined in the Agreement).

         9. RESERVATION OF SHARES. The Company shall, at all times from and after the Consent Effectiveness Date (as defined in the Agreement) prior to the Expiration Date, reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of effecting the exercise of this Warrant, as may from time to time be issuable upon the exercise of this Warrant.

         10. APPLICABLE LAW. THIS WARRANT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 7.10 OF THE AGREEMENT. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

         11. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors and assigns of the Holder hereof and shall be enforceable by any such Holder. In the event this Warrant is sold, transferred or assigned, the transferor will give written notice to the Company within fifteen (15) days following such sale, transfer or assignment and in such notice designate the name and address of the transferee.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued on its behalf.

         DATED as of March 18, 2002.


                                          SAVVIS COMMUNICATIONS CORPORATION




                                          By: /s/ Nancy A. Bridgman Lysinger
                                              ------------------------------
                                              Name: Nancy A. Bridgman Lysinger
                                              Title:  Vice President & Treasurer












                        [SIGNATURE PAGE TO THE WARRANT.]

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)



         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ shares of Common Stock of SAVVIS Communications Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________ whose address is ________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         DATED:  __________________, _______


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                 Address:
                                                          ----------------------

                                                          ----------------------

                                                          ----------------------

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


                                                            No. of Shares
         Name & Address of Assignee                          Common Stock
         --------------------------                          ------------








and does hereby irrevocably constitute and appoint as Attorney ________________ to register such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

         DATED:  _________________, _____.


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



                           ACKNOWLEDGMENT BY ASSIGNEE



         The undersigned Assignee hereby acknowledges receipt of the Warrant Agreement, and agrees to be bound by its terms.

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title: